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                                                                       Exhibit 1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The Scotts Company on Form S-8 (No. 33-47073) of our report dated June 16, 1998 of the statements of net assets available for benefits of The Scotts Company Profit Sharing and Savings Plan as of December 31, 1997 and 1996 and the related statements of changes in net assets available for benefits for the years then ended which report is included in this Form 11-K.




Columbus, Ohio
June 29, 1998